Exhibit 99.1

The Glimpse Group Appoints Ian Charles to its Board of Directors

Veteran Tech CFO Brings Strong Growth and Scaling Financial Experience

NEW YORK, NY, January 18, 2022 -- The Glimpse Group, Inc. (“Glimpse”) (NASDAQ:VRAR)(FSE:9DR), a diversified Virtual Reality (“VR”) and Augmented Reality (“AR”) platform company providing enterprise-focused VR and AR software and services solutions, has appointed Ian Charles as an independent director and Chair of the Company’s Audit Committee.

Ian Charles is a strategic CFO with nearly 25 years of executive leadership experience in technology, public markets, mergers and acquisitions, and multinational operations. Mr. Charles is currently the CFO of Filevine - a provider of legal SaaS solutions and was previously, among others, the CFO of: Planful - a provider of SaaS enterprise performance management solutions, The Brenner Group – a tech community finance and accounting services firm, RMG Networks – a digital media firm backed by Kleiner Perkins to its IPO, and Unison – a real estate private equity firm. Prior, Mr. Charles was a Research Analyst at SG Cowen and a Director of Corporate Development at AOL Time Warner.

Ian Charles commented: “I am excited about Glimpse’s vision, strategy, market position and growth potential, and look forward to utilizing my knowledge and experiences as a tech focused CFO to solidify and expand Glimpse’s financial and operational infrastructure as it continues to scale its software and services businesses.”

Lyron Bentovim, President & CEO of Glimpse said: “We welcome Ian to the position and are very pleased to have someone of his caliber and financial skill-set serve on our Board and chair our Audit Committee. We believe his broad financial and operational experience in technology and growth companies will be instrumental as we continue on our journey to build Glimpse as a leader in the Enterprise VR & AR software and services segments, with a global footprint.”

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR, FSE: 9DR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us